UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2011

TREATY ENERGY CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	000-28015	86-0884116
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

201 St. Charles Ave., Suite 2558
New Orleans, LA		70170
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (504) 599-5684

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On May 1, 2011, John H. Barksdale resigned as president of Treaty Energy Corporation (“Treaty” or the “Company”). On May 11, 2011, Treaty’s Board of Directors appointed Stephen L. York as president, chief operating officer, and a director.

Since March 31, 2011, Mr. York has been Treaty’s vice president of acquisition and operations for the State of Texas. Prior to then, Mr. York was an owner of C&C Petroleum Management, LLC (“C&C”) since early March 2011. In addition, Mr. York has been the managing member of Green River Drilling, LLC, a drilling company performing contracted drilling services for major oil companies, independent oil companies, and major oil service companies, since 1995.

Mr. York’s initial compensation is $120,000 per year.  In addition, Mr. York was issued a starting bonus of 1,000,000 shares of the Company’s restricted common stock.

On March 31, 2011, Treaty acquired all of the assets of C&C for $600,000 ($350,000 in cash and a combination of common and preferred stock valued at $250,000). Upon Treaty’s acquisition of C&C, Mr. York joined Treaty as vice president.

ITEM 9.01  EXHIBITS

Exhibit No.	Title
99.1	Press Release

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TREATY ENERGY CORPORATION

Date: May 16, 2011	By:	/s/ Michael A. Mulshine
Michael A. Mulshine
Assistant Secretary

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